Exhibit 5.1
FORM OF LEGAL OPINION TO BE RENDERED

[DAVID M. BOVI, PA. LETTERHEAD]

[_________], 2019

Board of Directors
Freedom Internet Group, Inc.
151 Calle San Francisco
San Juan, Puerto Rico 00901

Re:
Freedom Internet Group, Inc.
Registration Statement on Form S-1
(File Number 333-_________)

Gentlemen:

We act as counsel to Freedom Internet Group, Inc., a Puerto Rico corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-[_______]), as amended, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of up to 160,000 shares of common stock of the Company (the “Securities”) as further described in the Company’s registration statement on Form S-1 (the “Registration Statement”) filed under the Securities Act. We understand that the Securities are being offered by the Company in a self-underwritten, direct initial public offering without the assistance of an underwriter on a best efforts basis.

For the purpose of rendering this opinion, have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this opinion. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the laws applicable to the Commonwealth of Puerto Rico. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

Based upon and subject to the foregoing, and assuming that (a) the Registration Statement becomes and remains effective, and the Prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion; (b) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto; and (c) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof, we are of the opinion that the Securities have been duly authorized, and if, as, and when issued by the Company in accordance with and in the manner described in prospectus set forth in the Registration Statement (as amended and supplemented through the date of issuance), will be validly issued, fully paid and non-assessable.

We hereby consent in writing to the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.
This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/
DAVID M. BOVI, P.A.